UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 13, 2004

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation: Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service – Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119
(918)742-5531

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS
SIGNATURES
Underwriting Agreement

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 13, 2004, Helmerich & Payne International Drilling Co. (“Helmerich & Payne”), a wholly owned subsidiary of Helmerich & Payne, Inc., entered into an underwriting agreement with Atwood Oceanics, Inc. (“Atwood”), Goldman, Sachs & Co., Credit Suisse First Boston LLC, Jefferies & Company, Inc., Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated, Petrie Parkman & Co., Inc., Howard Weil Incorporated, and Sanders, Morris Harris, Inc. related to the offering of 2,175,000 shares of Atwood’s common stock, par value $1.00 per share (the “Common Stock”) pursuant to effective shelf registration statements on Form S-3 (File Nos. 333-92388 and 333-117534) previously filed with the Securities and Exchange Commission. The 2,175,000 share amount is an increase from the offering of 2,000,000 shares previously announced. Two of Helmerich & Payne, Inc.’s executive officers, Hans Helmerich and George S. Dotson, are directors of Atwood. The offering includes 1,175,000 shares of Common Stock to be sold by Atwood and 1,000,000 shares of Common Stock to be sold by Helmerich & Payne. The underwriters have the option to purchase up to 325,000 additional shares of Common Stock from Atwood to cover over-allotments, if any. The underwriting agreement is being filed as Exhibit 1.1 to this report.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(c) 1.1 Underwriting Agreement dated October 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Vice President

DATE: October 14, 2004